UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT:  December 7, 2005

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its charter)

OHIO	31-0455440
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

600 ALBANY STREET, DAYTON OHIO	45408
(Address of principal executive offices)	(Zip Code)

(937) 443-1000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Officer Base Pay Set

The Standard Register Compensation Committee approved base pay adjustment for Chief Executive Officer Dennis L. Rediker on December 7, 2005.  In addition, on December 8, 2005, Standard Register’s Board of Directors approved the recommendations of the Compensation Committee with respect to annual base pay adjustments for all other executive officers.

The Compensation Committee reviewed competitive market data from a customized peer group, analyzed the value of each executive officer position, and evaluated the performance of each executive officer incumbent in those roles.  Adjustments to base pay reflect the Committee and Board’s consideration of these factors, in adopting base pay designed to retain executive officers and recognize the value they and their role bring to the Company.

Approved base compensation will be effective January 1, 2006.  Base compensation approved is as follows:

Executive Officer

2006 Base Pay

Dennis L. Rediker

$728,000

President and

Chief Executive

Officer

Craig J. Brown

$291,000

Senior Vice President

Treasurer & CFO

Kathryn A. Lamme

$275,000

Vice President, General

Counsel & Secretary

Joseph P. Morgan, Jr.

$273,000

Vice President, Chief

Technology Officer

Donna L. Beladi

$207,000

Vice President, Chief

Strategy Officer

Robert J. Crescenzi

$200,000

Vice President, Business

Excellence

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT

THE STANDARD REGISTER COMPANY

Date:  December 12, 2005

/s/ Kathryn A. Lamme

By:  Kathryn A. Lamme

Vice President, General Counsel &

Secretary